Exhibit 99.1

For Immediate Release

SAGENT CONTACT:

Jonathon Singer

jsinger@sagentpharma.com

(847) 908-1605

SAGENT PHARMACEUTICALS REPORTS FIRST QUARTER 2014 FINANCIAL RESULTS

Record quarterly revenue driven by a combination of base business demand and products launched over the last twelve months

SCHAUMBURG, Ill., May 6, 2014 – Sagent Pharmaceuticals, Inc. (NASDAQ: SGNT), a leader of specialty pharmaceutical products with a specific emphasis on the injectable market, today announced financial results for the quarter ended March 31, 2014.

First Quarter 2014 Highlights

•	Revenue increased 18% to a record $70.9 million driven by base business demand and products launched in the last twelve months;

•	Reported gross profit increased 10% to $20.4 million, or 28.8% of net revenue, inclusive of $1.5 million of expense due to unabsorbed manufacturing costs at our SCP facility;

•	Adjusted Gross Profit[1] increased 8% to $20.7 million, or 29.2% of net revenue;

•	Net income of $5.1 million, or diluted earnings per share of $0.16; and

•	Launched Adenosine Injection.

“We are very pleased to report a strong start to the year, with another quarter of record revenue performance driven by broad demand across our diverse product offering,” said Jeffrey M. Yordon, chief executive officer and chairman of the board of Sagent. “Demand for our base portfolio was particularly strong, partially driven by market shortages. We were able to leverage the flexibility and responsiveness of our supply chain to support the market need for critical drugs such as heparin.”

Financial Results for the Quarter Ended March 31, 2014

Net revenue for the first quarter of 2014 was $70.9 million, an increase of $10.7 million, or 17.7%, compared to $60.2 million in the first quarter of 2013. The increase was driven by $9.7 million in revenue from the launch of 23 new codes or presentations of ten new products since March 31, 2013, and $1.0 million in base business growth, driven by increased demand due to market shortages, partially

[1]	Adjusted Gross Profit is a non-GAAP measure. Please see discussion of Non-GAAP Financial Measures at the end of this press release.

offset by price declines in zoledronic acid vials, which we launched at market formation in March 2013. Gross profit for the first quarter of 2014 was $20.4 million, or 28.8% of net revenue, inclusive of $1.5 million of expense due to unabsorbed manufacturing costs at our SCP facility, compared to $18.5 million, or 30.7% of net revenue, in the first quarter of 2013. Adjusted gross profit for the first quarter of 2014 was $20.7 million, or 29.2% of net revenue, compared to $19.2 million, or 31.9% of net revenue in the first quarter of 2013.

Total operating expenses for the first quarter of 2014 were $13.8 million, an increase of $0.2 million compared to $13.6 million for the same period in 2013. Product development expense totaled $4.0 million and $4.3 million in the first quarter of 2014 and 2013, respectively. Selling, general and administrative (“SG&A”) expenses for the first quarter of 2014 totaled $10.0 million compared to $8.9 million in the first quarter of 2013, with the increase due primarily to costs associated with our SCP subsidiary. The equity in net income of joint ventures for the first quarter of 2014 totaled $0.3 million compared to expense of $0.4 million in the first quarter of 2013.

Other operating income for the first quarter of 2013 included a $5 million one-time termination fee related to the amendment of the company’s Manufacturing and Supply Agreement with Actavis.

Including the impact of interest and other non-operating expenses, the net income for the three months ended March 31, 2014 was $5.1 million, compared to $9.8 million in the first quarter of 2013.

Liquidity

Our cash and cash equivalents and short term investments at March 31, 2014 were $139.7 million, and our working capital totaled $178.2 million.

Fiscal 2014 Guidance

Yordon concluded, “Our strong first quarter performance reduces the risk around meeting the low end of the guidance range; however, we feel it is premature to amend our current year outlook. We provided broad guidance that considered a number of uncertainties that needed to be managed as the year progressed, including limited visibility in to approval timelines, product pricing, and market shortages. While these variables remain in place, we continue to anticipate significant product development spending that will accelerate in the second quarter as we increase the pace of filings in advance of regulatory changes. This continued commitment to building our product pipeline as well as increased efforts to identify business development opportunities will drive long-term value for our shareholders.”

Sagent’s business plan for fiscal 2014 currently anticipates:

•	Net revenue for the year to be in the range of $250 to $290 million driven by 10 to 15 product launches;

•	Adjusted Gross Profit as a percentage of net revenue in the range of 24% to 28%;

•	Product development expense in the range of $30 to $36 million; and

•	Selling, general and administrative expenses in the range of $35 to $40 million.

Based upon the above assumptions, the Company anticipates reported net income for fiscal 2014 to be in the range of a $10 million loss to $10 million in earnings.

Conference Call Information

Sagent will host its 2014 first quarter conference call today beginning at 9:00 a.m. Eastern Standard Time. Please call 877-293-5456 from the United States or +1-707-287-9357 internationally. In addition, the live conference call is being webcast and can be accessed on the “Events and Presentations” page of the “Investor Relations” section of the Company’s website, www.sagentpharma.com. A replay also will be available for 14 days following the live call, and may be accessed via the Company’s website or by calling 855-859-2056, passcode 33258338.

About Sagent Pharmaceuticals

Sagent Pharmaceuticals, Inc., founded in 2006, is a specialty pharmaceutical company focused on developing, manufacturing, sourcing and marketing pharmaceutical products, with a specific emphasis on injectables. Sagent has created a unique, global network of resources, comprising rapid development capabilities, sophisticated manufacturing and innovative drug delivery technologies, resulting in an extensive and rapidly expanding pharmaceutical product portfolio that fulfills the evolving needs of patients.

Forward-Looking Statements

Statements contained in this press release contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact, including our fiscal 2014 guidance, included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give Sagent’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business as of the date of this release. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Sagent’s expectations are not predictions of future performance, and future results may substantially differ from current expectations based upon a variety of factors, risks and uncertainties affecting Sagent’s business, including, among others, our reliance upon our business partners for timely supply of sufficient high quality API and finished products in the quantities we require; the difficulty of predicting the timing or outcome of product development efforts and FDA approvals; the difficulty of predicting the timing and outcome of any pending litigation including litigation involving third parties that may have an impact on the timing of Sagent’s product launches; the impact of competitive products and pricing and actions by Sagent’s competitors with respect thereto; the timing of product launches; compliance with FDA and other governmental regulations by Sagent and its third party manufacturers; changes in laws and regulations; our ability to realize the expected benefits from our acquisition of and investment in our China subsidiary; the additional capital investments we will be required to make in our China subsidiary to achieve its manufacturing potential; and such other risks detailed in Sagent’s periodic public filings with the Securities and Exchange Commission, including but not limited to Sagent’s annual report on Form 10-K for the year ended December 31, 2013, filed on March 7, 2014. Sagent disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law.

Non-GAAP Financial Measures

Sagent reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

The press release and the accompanying schedules, as well as earnings discussions, include a discussion of Adjusted Gross Profit, EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with GAAP. We define Adjusted Gross Profit as gross profit plus our share of the gross profit earned through our Sagent Agila joint venture which is included in the Equity in net (income) loss of joint ventures line on the Condensed Consolidated Statements of Operations. We define EBITDA as net income less interest expense, net of interest income, provision for income taxes, depreciation and amortization. We define Adjusted EBITDA as net income less interest expense, net of interest income, provision for income taxes, depreciation and amortization, stock-based compensation expense and the equity in net loss of our former KSCP joint venture.

We believe that Adjusted Gross Profit, EBITDA and Adjusted EBITDA are relevant and useful supplemental information for our investors. Our management believes that the presentation of these non-GAAP financial measures, when considered together with our GAAP financial measures and the reconciliation to the most directly comparable GAAP financial measures, provides a more complete understanding of the factors and trends affecting Sagent than could be obtained absent these disclosures. Management uses Adjusted Gross Profit, EBITDA and Adjusted EBITDA and corresponding ratios to make operating and strategic decisions and evaluate our performance. We have disclosed these non-GAAP financial measures so that our investors have the same financial data that management uses with the intention of assisting you in making comparisons to our historical operating results and analyzing our underlying performance. Our management believes that Adjusted Gross Profit provides a useful supplemental tool to consistently evaluate the profitability of our products that have profit sharing arrangements. The limitation of this measure is that it includes items that do not have an impact on reported gross profit. The best way that this limitation can be addressed is by using Adjusted Gross Profit in combination with our GAAP reported gross profit. Our management believes that EBITDA and Adjusted EBITDA are useful supplemental tools to evaluate the underlying operating performance of the company on an ongoing basis. The limitation of these measures is that they exclude items that have an impact on net income. The best way that these limitations can be addressed is by using EBITDA and Adjusted EBITDA in combination with our GAAP reported net income. Because Adjusted Gross Profit, EBITDA and Adjusted EBITDA calculations may vary among other companies, the Adjusted Gross Profit, EBITDA and Adjusted EBITDA figures presented below may not be comparable to similarly titled measures used by other companies. Our use of Adjusted Gross Profit, EBITDA and Adjusted EBITDA is not meant to and should not be considered in isolation or as a substitute for, or superior to, any GAAP financial measure. You should carefully evaluate the attached schedule reconciling Adjusted Gross Profit to our GAAP reported gross profit and EBITDA and Adjusted EBITDA to our GAAP reported net income for the periods presented.

Financial Tables	Schedule 1

Sagent Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts) (Unaudited)

	Three months ended March 31,
	2014	2013	$ change	% change

Net revenue	$70,869	$60,211	$10,658	18%
Cost of sales	50,485	41,753	8,732	21%

Gross profit	20,384	18,458	1,926	10%
Gross profit as % of net revenue	28.8%	30.7%

Operating expenses:
Product development	4,020	4,261	(241)	-6%
Selling, general and administrative	10,013	8,867	1,146	13%
Equity in net (income) loss of joint ventures	(281)	443	(724)	n/m

Total operating expenses	13,752	13,571	181	1%

Termination fee	—	5,000	(5,000)	n/m

Income from operations	6,632	9,887	(3,255)	-33%
Interest income and other	(86)	16	(102)	n/m
Interest expense	(213)	(65)	(148)	228%

Income before income taxes	6,333	9,838	(3,505)	-36%
Provision for income taxes	1,214	—	1,214	n/m

Net income	$5,119	$9,838	$(4,719)	-48%

Net income per common share:
Basic	$0.16	$0.35	$(0.19)	-54%
Diluted	$0.16	$0.34	$(0.18)	-53%

Weighted-average shares outstanding, basic	31,814	28,135	3,679
Weighted-average shares outstanding, diluted	32,614	28,746	3,868

Schedule 2

Sagent Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

	March 31, 2014	December 31, 2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$25,738	$42,332
Short term investments	113,931	113,810
Accounts receivable, net of chargebacks and other deductions	33,204	23,033
Inventories, net	44,179	46,481
Due from related party	3,385	3,644
Prepaid expenses and other current assets	6,615	6,491

Total current assets	227,052	235,791
Property, plant, and equipment, net	56,693	57,684
Investment in joint ventures	2,344	2,063
Goodwill	6,038	6,038
Intangible assets, net	9,005	8,326
Other assets	282	306

Total assets	$301,414	$310,208

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$21,835	$24,010
Due to related party	3,790	3,129
Accrued profit sharing	8,448	8,740
Accrued liabilities	11,345	13,931
Current portion of deferred purchase consideration	3,420	3,381
Current portion of long-term debt	—	10,333

Total current liabilities	48,838	63,524

Long term liabilities:
Long-term portion of deferred purchase consideration	8,425	8,329
Other long-term liabilities	2,080	2,329

Total liabilities	59,343	74,182

Total stockholders’ equity	242,071	236,026

Total liabilities and stockholders’ equity	$301,414	$310,208

Schedule 3

Sagent Pharmaceuticals, Inc.

Reconciliations of GAAP to non-GAAP Information

(in thousands) (Unaudited)

	Three months ended March 31,				% of net revenue, three months ended March 31,
	2014	2013	$ Change	% Change	2014	2013	% Change

Adjusted Gross Profit	$20,684	$19,180	$1,504	8%	29.2%	31.9%	-2.7%
Sagent portion of gross profit earned by Sagent Agila joint venture	300	722	(422)	-58%	0.4%	1.2%	-0.8%

Gross Profit	$20,384	$18,458	$1,926	10%	28.8%	30.7%	-1.9%

Sagent’s business plan for fiscal 2014 currently anticipates:

% of net revenue, twelve months ended December 31, 2014

Adjusted Gross Profit	24% - 28%
Sagent portion of gross profit earned by Sagent Agila joint venture	1% - 2%
Gross Profit	23% - 26%

	Three months ended March 31,
	2014	2013	$ Change	% Change

Adjusted EBITDA	$9,554	$14,201	$(4,647)	-33%
Stock-based compensation expense	1,196	2,077	(881)	-42%
Equity in net loss of KSCP joint venture[1]	—	984	(984)	n/m

EBITDA	$8,358	$11,140	$(2,782)	-25%

Depreciation and amortization expense[2]	1,726	1,253	473	38%
Interest expense, net	299	49	250	510%
Provision for income taxes	1,214	—	1,214	n/m

Net income	$5,119	$9,838	$(4,719)	-48%

[1]	In June 2013, we acquired the remaining 50% interest in KSCP from our former joint venture partner. Accordingly, SCP is included in our Condensed Consolidated Statements of Operations as a wholly-owned subsidiary for the three months ended March 31, 2014.
[2]	Depreciation and amortization expense excludes $24 and $21 of amortization in the three months ended March 31, 2014 and 2013, respectively, related to deferred financing fees, which is included within interest expense in our Condensed Consolidated Statements of Operations for the three months ended March 31, 2014 and 2013.